1st Quarter Fiscal 2017 Results Conference Call November 22, 2016 EXHIBIT 99.2

2 Forward Looking Statements and Non-GAAP Information This presentation contains “forward-looking statements”. Other than statements of historical facts, all statements contained in this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and objectives of management, are forward-looking statements. Words such as “outlook,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “could,” “project,” and similar expressions, as well as statements in future tense, identify forward-looking statements. You should not consider forward-looking statements as a guarantee of future performance or results. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors, assumptions, uncertainties, and risks that could cause such differences are discussed in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on August 31, 2016 and other filings with the SEC. The forward-looking statements in this presentation are expressly qualified in their entirety by this cautionary statement. The Company undertakes no obligation to update these forward-looking statements to reflect new information, or events or circumstances arising after such date. This presentation includes certain “Non-GAAP” financial measures as defined by Regulation G of the SEC. As required by the SEC, we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slides included as slides 13 through 19 of this presentation. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results.

3 Participants and Agenda Participants Steven E. Nielsen President & Chief Executive Officer Timothy R. Estes Chief Operating Officer H. Andrew DeFerrari Chief Financial Officer Richard B. Vilsoet General Counsel Agenda Introduction and Q1-17 Overview Industry Update Financial & Operational Highlights Outlook Conclusion Q&A

4  Strong demand and revenue growth  Contract revenues of $799.2 million in Q1-17 compared to $659.3 million in Q1-16  Organic growth of 18.0% excluding contract revenues of acquired businesses not included for the entire period of Q1-17 and Q1-16  Strong operating performance  Non-GAAP Adjusted EBITDA of $129.2 million, or 16.2% of revenues in Q1-17, compared to $105.7 million, or 16.0% in Q1-16  Non-GAAP Adjusted Diluted EPS increased to $1.67 in Q1-17 compared to $1.24 per share in Q1-16  Strong balance sheet and robust liquidity of $346.1 million Financial charts - $ in millions, except earnings per share amounts Q1-17 Overview and Highlights See “Regulation G Disclosure” slides 13-19 for a reconciliation of GAAP to Non-GAAP financial measures.

5  Industry increasing network bandwidth dramatically  Major industry participants deploying significant wireline networks  Newly deployed networks provisioning 1 gigabit speeds; multi-gigabit speeds planned by some industry participants  Industry developments have produced opportunities which in aggregate are without precedent  Delivering valuable service to customers  Currently providing services for 1 gigabit full deployments across the country in dozens of metropolitan areas to a number of customers  Revenues and opportunities driven by this industry standard continue to grow meaningfully  Customers are revealing with more specificity multi-year initiatives that are being implemented and managed locally. Calendar 2016 performance to date and outlook clearly demonstrate a massive investment cycle in wireline networks  Increasingly encouraged that newly emerging wireless technologies will drive significant additional wireline growth opportunities  Dycom’s scale, market position and financial strength position it well as opportunities continue to expand Industry Update

# Revenue Highlights

DYCOM

## Non-GAAP Organic Growth %



30%
25%
20%
15%
10%
5%
0%
10.5%
13.4%
18.2%
21.9%
19.4%
28.7%
20.0%
18.0%
Q2-15
Q3-15
Q4-15
Q1-16
Q2-16
Q3-16
Q4-16*
Q1-17
Non-GAAP Organic Growth %

*Q4-16 organic % growth adjusted for additional week in Q4-16

## Revenue % of Top 5 Customers



30%
25%
20%
15%
10%
5%
0%
% of Revenue

| | AT&T | CenturyLink | Comcast | Verizon | Windstream |
|---|---|---|---|---|---|
| Q1-16 | 19.1% | 15.6% | 12.0% | 9.7% | 6.4% |
| Q1-17 | 29.0% | 15.7% | 15.1% | 9.3% | 5.8% |

- Q1-17 organic growth of 18.0%, eighth straight quarter with double digit organic growth
- Revenues from Q1-17 Top 5 customers increased 39.5% organically. All other customers decreased 18.0% organically
- Top 5 customers in each period represented 74.9% of revenues in Q1-17 compared to 64.9% in Q1-16
- Each top 5 customer experienced organic growth in Q1-17:
  - AT&T 72.4%
  - CenturyLink 12.0%
  - Comcast 52.3%
  - Verizon 16.2%
  - Windstream 7.5%

***Organic growth over the last 8 quarters reflects Dycom's continued ability to gain share and expand geographic reach, meaningfully increasing the long-term value of our maintenance business***

*See "Regulation G Disclosure" slides 13-19 for a reconciliation of GAAP to Non-GAAP financial measures.*

6

7 Customers Description Area Approximate Term (in years) Comcast Construction Services California 3 AT&T Engineering Services Illinois, Indiana, Georgia 3 CenturyLink Construction & Maintenance Services Virginia, Tennessee, North Carolina, Florida 3 Various Rural Broadband North Dakota, Kentucky, Oklahoma, Arkansas 1 - 3 Backlog and Awards Notes: Our backlog estimates represent amounts under master service agreements and other contractual agreements for services projected to be performed over the terms of the contracts and are based on contract terms, our historical experience with customers and, more generally, our experience in similar procurements. Backlog is not a measure defined by United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others. Selected Current Awards and Extensions Financial charts - $ in millions The sequential decline in total backlog at the end of Q1-17 is the result of $211 million in reduced backlog from lower revenue expectations from a business acquired in July 2016 and $413 million in reduced backlog for one project as a customer modified its plans.

8 As a % of Revenues 16.0% 16.2%  Revenues of $799.2 million and organic growth of 18.0%. Revenues from acquired businesses contributed $56.6 million in Q1-17 and $29.9 million in Q1-16  Non-GAAP Adjusted EBITDA increased to 16.2% of revenue in Q1-17 compared to 16.0% in Q1-16  Gross margin % in-line with prior year. G&A decreased 27 basis points from improved performance and operating leverage on our increased scale  Non-GAAP Adjusted Diluted EPS of $1.67 in Q1-17 compared to $1.24 diluted EPS in Q1-16, a 34.7% increase Financial Highlights See “Regulation G Disclosure” slides 13-19 for a reconciliation of GAAP to Non-GAAP financial measures Financial charts - $ in millions, except earnings per share amounts

# Liquidity Overview

DYCOM

*Financial tables - $ in millions*

## *Strong balance sheet and liquidity*

***Liquidity Summary***

| | Q4-16 | Q1-17 |
|---|---|---|
| Cash and equivalents | $ 33.8 | $ 21.7 |
| Senior Credit Facility, matures April 2020: | | |
| $450 million revolver | $ - | $ 68.0 |
| Term Loan Facilities | 346.3 | 346.3 |
| 0.75% Convertible Senior Notes, matures September 2021: | | |
| Notional Value | 485.0 | 485.0 |
| Total Notional Debt | $ 831.3 | $ 899.3 |
| Net Debt (Notional Debt less Cash) | $ 797.5 | $ 877.5 |
| | | |
| Total Notional Debt (see above) | $ 831.3 | $ 899.3 |
| Unamortized debt discount and debt fees on 0.75% Convertible Senior Notes | (111.9) | (107.2) |
| Debt, net of debt discount and fees | $ 719.3 | $ 792.0 |
| Availability on revolver(a) | $ 392.4 | $ 324.4 |
| Letters of Credit outstanding | $ 57.6 | $ 57.6 |
| Cash and availability on revolver | $ 426.1 | $ 346.1 |

(a) Availability on Revolver presented net of $57.6 million for outstanding L/C's under the Senior Credit Agreement at each of Q4-16 and Q1-17.

- Liquidity of $346.1 million at the end of Q1-17 consisting of availability under our Credit Facility and cash on hand

## *Operating cash activity support growth*

***Cash Flow Summary***

| | Q1-16 | Q1-17 |
|---|---|---|
| Cash used in operating activities | $ (28.9) | $ (41.6) |
| Capital expenditures, net of disposals | $ (39.4) | $ (37.8) |
| Cash paid for acquisitions | $ (48.6) | $ - |
| Borrowings on credit facility | $ 36.0 | $ 68.0 |
| Share repurchases | $ (70.0) | $ - |
| Prior year debt financing transactions, net | $ 151.9 | $ - |
| Other financing & investing activities, net | $ (0.5) | $ (0.8) |

| | Q1-16 | Q4-16 | Q1-17 |
|---|---|---|---|
| DSO - Accounts receivable | 50 | 41 | 38 |
| DSO - CIEB, net | 44 | 44 | 54 |
| Total DSO * | 94 | 85 | 91 |

- Operating cash activity support strong sequential growth in Q1-17 and normal fiscal payment patterns for annual performance compensation and other costs
- Total DSO's at 91 days at Q1-17, down year-over-year and up sequentially from 85 days in Q4-16

* Amounts may not add due to rounding. Total days sales outstanding ("DSO") is calculated as the summation of current accounts receivable, plus costs and estimated earnings in excess of billings, less billings in excess of costs and estimated earnings, ("CIEB, net") divided by average revenue per day during the respective quarter (Q4-16 contained 98 days while Q1-16 and Q1-17 contained 91 days).

9

# Q2-2017 Outlook

DYCOM

*Financial table- $ in millions, except earnings per share amounts (% as a percent of contract revenues)*

| | Q2-2016 Included for comparison | *Q2-2017 Outlook and Commentary* | |
|---|---|---|---|
| Contract Revenues | $ 559.5 | **$640 - $670** | ➢ Expectations of normal winter weather<br>➢ Broad range of demand from several large customers<br>➢ Robust 1 gigabit deployments, cable capacity projects accelerating, CAF II firmly underway, core market share growth<br>➢ Total revenue expected to include approximately $10.0 million in Q2-17 from businesses acquired in Q4-16. For organic growth calculations, there were no acquired revenues in Q2-16 |
| Gross Margin % | 19.5% | Gross Margin % which increases from Q2-16 | ➢ Solid mix of customer growth opportunities<br>➢ Q2 margins display impacts of seasonality including:<br>* inclement winter weather<br>* fewer available workdays due to holidays<br>* reduced daylight work hours<br>* restart of calendar payroll taxes |
| G&A Expense % | 8.4% | G&A as a % of revenue which increases from Q2-16 | ➢ G&A as a % of revenue supports our increased scale |
| *Share-based compensation* | $ 4.2 | $ 5.3 | ➢ Outlook for G&A expense % includes share-based compensation |
| Depreciation & Amortization | $ 29.9 | $35.6 - $36.3 | ➢ Depreciation reflects cap-ex supporting growth and maintenance<br>➢ Includes amortization of approximately $6.1 million in Q2-17 compared to $4.7 million in Q2-16 |
| Non-GAAP Adjusted Interest Expense | $ 3.7 | Approximately $ 4.8 | ➢ Non-GAAP Adjusted Interest Expense excludes non-cash amortization of debt discount of $4.4 million in Q2-17 compared to $4.1 million in Q2-16 |
| Other Income, net | $ 1.1 | $ 0.6 - $ 1.1 | ➢ Other income, net primarily includes gain (loss) on sales of fixed assets and discount charges related to non-recourse sales of accounts receivable in connection with a customer's supplier payment program |
| Non-GAAP Adjusted EBITDA % | 11.9% | Non-GAAP Adjusted EBITDA % which increases from Q2-16 | ***Adjusted EBITDA amount increases from revenue growth and strong operating performance*** |
| Non-GAAP Adjusted Diluted Earnings per Share | $ 0.54 | **$ 0.61 - $ 0.73** | ➢ Non-GAAP Adjusted Diluted EPS excludes non-cash amortization of debt discount on Senior Convertible Notes. See slide 18 for reconciliation of guidance for Non-GAAP Adjusted Diluted Earnings per Common Share |
| Diluted Shares | 33.5 million | 32.3 million | |

*See "Regulation G Disclosure" slides 13-19 for a reconciliation of GAAP to Non-GAAP financial measures.*

10

# Looking Ahead to Q3-2017

*Financial table- $ in millions (% as a percent of contract revenues)*

| | Q3-2016 Included for comparison | Q3-2017 Outlook and Commentary | |
|---|---|---|---|
| Contract Revenues | $ 664.6 | Total revenue growth % of mid to high single digits as a % of revenue compared to Q3-16 | ➢ Expectation of normal winter weather<br>➢ Broad range of demand from several large customers<br>➢ Robust 1 gigabit deployments, cable capacity projects accelerating, CAF II firmly underway, core market share growth<br>➢ Total revenue expected to include approximately $10.0 million in Q3-17 from businesses acquired in Q4-16. For organic growth calculations, there were no acquired revenues in Q3-16 |
| Gross Margin % | 21.7% | Gross Margin % which increases from Q3-16 | ➢ Solid mix of customer growth opportunities |
| G&A Expense % | 8.5% | G&A as a % of revenue which declines from Q3-16 | ➢ G&A as a % of revenue supports our increased scale |
| *Share-based compensation* | $ 3.9 | $ 4.9 | ➢ Outlook for G&A expense % includes share-based compensation |
| Depreciation & Amortization | $ 31.6 | $36.0 - $36.7 | ➢ Depreciation reflects cap-ex supporting growth and maintenance<br>➢ Includes amortization of approximately $6.1 million in Q3-17 compared to $4.5 million in Q3-16 |
| Non-GAAP Adjusted Interest Expense | $ 3.8 | Approximately $ 4.8 | ➢ Non-GAAP Adjusted Interest Expense excludes non-cash amortization of debt discount of $4.4 million in Q3-17 compared to $4.2 million in Q3-16 |
| Other Income, net | $ 4.3 | $ 2.6 - $ 3.2 | ➢ Other income, net primarily includes gain (loss) on sales of fixed assets and discount charges related to non-recourse sales of accounts receivable in connection with a customer's supplier payment program |
| Non-GAAP Adjusted EBITDA % | 13.8% | Non-GAAP Adjusted EBITDA % which increases from Q3-16 | ***Adjusted EBITDA amount increases from revenue growth and strong operating performance*** |

*See "Regulation G Disclosure" slides 13-19 for a reconciliation of GAAP to Non-GAAP financial measures.*

11

12 Conclusion Firm and strengthening end market opportunities  Telephone companies deploying FTTX to enable video offerings and 1 gigabit connections  Cable operators continuing to deploy fiber to small and medium businesses with overall cable capital expenditures, new build opportunities, and capacity expansion projects increasing  Connect America Fund (“CAF”) II projects in planning, engineering, and construction, with activity firmly underway. We are executing meaningful assignments from one recipient for fixed wireless deployments.  Customers are consolidating supply chains creating opportunities for market share growth and increasing the long-term value of our maintenance business Encouraged that industry participants are committed to multi-year capital spending initiatives which in most cases are meaningfully accelerating and expanding in scope

13 Appendix: Regulation G Disclosure Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 19. Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Non-GAAP Organic Contract Revenue Unaudited ($ in millions)

14 Notes: Amounts above may not add due to rounding. Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Non-GAAP Adjusted EBITDA Unaudited ($ in 000's) Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 19. Appendix: Regulation G Disclosure

# Appendix: Regulation G Disclosure

DYCOM

***Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures***
***Non-GAAP Organic Contract Revenue – certain customers***
***Unaudited***
***($ in millions)***

| | Total Contract Revenue | Top 5 Customers combined* | All customers (excluding Top 5 Customers) | AT&T | CenturyLink | Comcast | Verizon | Windstream |
|---|---|---|---|---|---|---|---|---|
| GAAP Contract Revenue | | | | | | | | |
| Q1-17 | $ 799.2 | $ 598.9 | $ 200.4 | $ 231.9 | $ 125.6 | $ 120.8 | $ 74.4 | $ 46.0 |
| Q1-16 | $ 659.3 | $ 414.1 | $ 245.2 | $ 125.8 | $ 102.9 | $ 79.3 | $ 64.1 | $ 42.1 |
| **GAAP Contract Revenue - % Changes** | **21.2%** | **44.6%** | **(18.3)%** | **84.4%** | **22.1%** | **52.3%** | **16.2%** | **9.4%** |
| Non-GAAP Adjustments | | | | | | | | |
| Q1-17 - Revenue from businesses acquired in fiscal 2016 | $ (56.6) | $ (48.9) | $ (7.7) | $ (16.2) | $ (31.9) | $ (0.0) | $ (0.0) | $ (0.8) |
| Q1-16 - Revenue from businesses acquired in fiscal 2016 | $ (29.9) | $ (19.9) | $ (10.0) | $ (0.7) | $ (19.2) | $ - | $ (0.0) | $ - |
| Non-GAAP Organic Contract Revenue | | | | | | | | |
| Q1-17 | $ 742.6 | $ 549.9 | $ 192.7 | $ 215.7 | $ 93.8 | $ 120.8 | $ 74.4 | $ 45.2 |
| Q1-16 | $ 629.4 | $ 394.3 | $ 235.1 | $ 125.1 | $ 83.8 | $ 79.3 | $ 64.0 | $ 42.1 |
| Non-GAAP Organic Contract Revenue - % Changes | | | | | | | | |
| **Organic Contract Revenue % Change** | **18.0%** | **39.5%** | **(18.0)%** | **72.4%** | **12.0%** | **52.3%** | **16.2%** | **7.5%** |

* Includes AT&T, CenturyLink, Comcast, Verizon, and Windstream in both Q1-17 and Q1-16.

*Note:* Amounts above may not add due to rounding.

**Use of Non-GAAP Financial Measures**

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 19.

15

# Appendix: Regulation G Disclosure

DYCOM

***Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures***
***Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Earnings Per Share***
***Unaudited***
***($ in 000's, except per share amounts)***

| | Q1-17 Three Months Ended October 29, 2016 | | |
|---|---|---|---|
| | *GAAP* | *Reconciling Item* | *Adjusted Non-GAAP* |
| Contract revenues | $ 799,223 | $ - | $ 799,223 |
| Cost of earned revenues, excluding depreciation and amortization | 614,990 | - | 614,990 |
| General and administrative expenses | 60,204 | - | 60,204 |
| Depreciation and amortization | 34,546 | - | 34,546 |
| Total | 709,740 | - | 709,740 |
| Interest expense, net | (9,067) | 4,307 | (4,760) |
| Other income, net | 940 | - | 940 |
| Income before income taxes | 81,356 | 4,307 | 85,663 |
| Provision for income taxes | 30,306 | 1,611 | 31,917 |
| Net income | $ 51,050 | $ 2,696 | $ 53,746 |
| Diluted earnings per share | $ 1.59 | $ 0.08 | $ 1.67 |
| Shares used in computing Diluted EPS (in 000's): | 32,200 | | 32,200 |

| | Q1-16 Three Months Ended October 24, 2015 | | |
|---|---|---|---|
| | *GAAP* | *Reconciling Item* | *Adjusted Non-GAAP* |
| Contract revenues | $ 659,268 | $ - | $ 659,268 |
| Cost of earned revenues, excluding depreciation and amortization | 506,978 | - | 506,978 |
| General and administrative expenses | 51,464 | - | 51,464 |
| Depreciation and amortization | 27,449 | - | 27,449 |
| Total | 585,891 | - | 585,891 |
| Interest expense, net | (9,131) | 1,780 | (7,351) |
| Loss on debt extinguishment | (16,260) | 16,260 | - |
| Other income, net | 1,469 | - | 1,469 |
| Income before income taxes | 49,455 | 18,040 | 67,495 |
| Provision for income taxes | 18,631 | 6,837 | 25,468 |
| Net income | $ 30,824 | $ 11,203 | $ 42,027 |
| Diluted earnings per share | $ 0.91 | $ 0.33 | $ 1.24 |
| Shares used in computing Diluted EPS (in 000's): | 33,887 | | 33,887 |

*Note:* Amounts above may not add due to rounding.

<u>Use of Non-GAAP Financial Measures</u>

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 19.

16

# Appendix: Regulation G Disclosure

DYCOM

***Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures***
***Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Earnings Per Share***
***Unaudited***
***($ in 000's, except per share amounts)***

*For comparison purposes for slides 10 and 11*

| | Q2-16 Three Months Ended January 23, 2016 | | |
|---|---|---|---|
| | GAAP | Reconciling Item | Adjusted Non-GAAP |
| Contract revenues | $ 559,470 | $ - | $ 559,470 |
| Cost of earned revenues, excluding depreciation and amortization | 450,284 | - | 450,284 |
| General and administrative expenses | 47,020 | - | 47,020 |
| Depreciation and amortization | 29,898 | - | 29,898 |
| Total | 527,202 | - | 527,202 |
| Interest expense, net | (7,872) | 4,148 | (3,724) |
| Other income, net | 1,072 | - | 1,072 |
| Income before income taxes | 25,468 | 4,148 | 29,616 |
| Provision for income taxes | 9,995 | 1,628 | 11,623 |
| Net income | $ 15,473 | $ 2,520 | $ 17,993 |
| Diluted earnings per share | $ 0.46 | $ 0.08 | $ 0.54 |
| Shares used in computing Diluted EPS (in 000's): | 33,520 | | 33,520 |

| | Q3-16 Three Months Ended April 23, 2016 | | |
|---|---|---|---|
| | GAAP | Reconciling Item | Adjusted Non-GAAP |
| Contract revenues | $ 664,645 | $ - | $ 664,645 |
| Cost of earned revenues, excluding depreciation and amortization | 520,408 | - | 520,408 |
| General and administrative expenses | 56,519 | - | 56,519 |
| Depreciation and amortization | 31,583 | - | 31,583 |
| Total | 608,510 | - | 608,510 |
| Interest expense, net | (8,007) | 4,192 | (3,815) |
| Other income, net | 4,323 | - | 4,323 |
| Income before income taxes | 52,451 | 4,192 | 56,643 |
| Provision for income taxes | 19,368 | 1,580 | 20,948 |
| Net income | $ 33,083 | $ 2,612 | $ 35,695 |
| Diluted earnings per share | $ 1.00 | $ 0.08 | $ 1.08 |
| Shares used in computing Diluted EPS (in 000's): | 33,051 | | 33,051 |

*Note:* Amounts above may not add due to rounding.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 19.

17

18 Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Outlook – Diluted Earnings per Common Share Unaudited Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 19. (a) Guidance for diluted earnings per common share and Non-GAAP Adjusted Diluted Earnings per Common Share for the three months ending January 28, 2017 were computed using approximately 32.3 million in diluted weighted average shares outstanding. (b) The Company expects to recognize approximately $4.4 million in pre-tax interest expense during the three months ending January 28, 2017 for non-cash amortization of the debt discount associated with its 0.75% Senior Convertible Notes. The Company excludes the effect of this non-cash amortization in its Non- GAAP financial measures. Outlook for the Three Months Ending January 28, 2017(a) Diluted earnings per common share $0.53 - $ 0.65 Adjustment After-tax non-cash amortization of debt discount (b) $ 0.08 Non-GAAP Adjusted Diluted Earnings per Common Share $0.61 - $ 0.73 Appendix: Regulation G Disclosure

19 Explanation of Non-GAAP Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures as follows: • Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods and adjusted for the additional week in Q4-16 as a result of our 52/53 week fiscal year. Non-GAAP Organic Revenue growth (decline) is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year period. Management believes organic growth (decline) is a helpful measure for comparing the Company’s revenue performance with prior periods. • Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, loss on debt extinguishment, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates. • Non-GAAP Adjusted Net Income - GAAP net income before loss on debt extinguishment, non-cash amortization of the debt discount, certain non-recurring items and any tax impact related to these items. Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share: • Non-cash amortization of the debt discount - The Company’s 0.75% convertible senior notes due 2021 (the "Notes") were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount will be amortized over the term of the Notes but will not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results. • Loss on debt extinguishment - The Company incurred a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of its 7.125% senior subordinated notes during the first quarter of fiscal 2016. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company's current financial performance. The Company believes this type of charge is not indicative of its core operating results. The exclusion of the loss on debt extinguishment from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing the current and historical financial results. • Tax impact of adjusted results - The tax impact of the adjusted results was calculated utilizing a Non-GAAP effective tax rate which approximates the Company’s effective tax rate used for financial planning. The tax impact included in the Company’s guidance for the quarter ending January 28, 2017 was calculated using an effective tax rate used for financial planning and forecasting future results. Appendix: Regulation G Disclosure

1st Quarter Fiscal 2017 Results Conference Call November 22, 2016